EXHIBIT 10.1

United Development Funding IV
2008 Share Option Plan
for
Independent Trustees

United Development Funding IV
2008 Share Option Plan
for
Independent Trustees
1 Purpose
     The purpose of this Plan is to promote the interests of the Trust by providing the opportunity to purchase or receive Shares or to receive compensation that is based upon appreciation in the value of Shares to Eligible Recipients in order to attract and retain Eligible Recipients and providing Eligible Recipients an incentive to work to increase the value of Shares and a stake in the future of the Trust that corresponds to the stake of each of the Trust’s Shareholders. The Plan provides for the grant of Non-Qualified Stock Options to aid the Trust in obtaining these goals.
2 Definitions
     Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Share Option Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Share Option Agreements issued under this Plan.
     2.1 Articles means the declaration of trust entitled the “United Development Funding IV Articles of Amendment and Restatement,” as the same may be amended from time to time.
     2.2 Business means the business of originating, purchasing, participating in and holding for investment secured loans, investing in real estate and providing distributions of predominantly all income to Shareholders as required for real estate investment trust status under Code §856.
     2.3 Board means the Board of Trustees of the Trust.
     2.4 Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Trust, (b) the breach of any contract with the Trust, (c) the violation of any fiduciary obligation to the Trust, (d) the unlawful trading in the securities of the Trust, or of another corporation based on information gained as a result of the performance of services for the Trust, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.
     2.5 Change of Control means either of the following:
     (a) any transaction or series of transactions pursuant to which the Trust sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or
     (b) any transaction pursuant to which persons who are not current Shareholders of the Trust acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Trust, an interest in the Trust so that after such transaction, the Shareholders of the Trust immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Trust.
     2.6 Code means the Internal Revenue Code of 1986, as amended.
     2.7 Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Trustees.
     2.8 Common Share means a “Common Share” of the Trust, as defined in the Articles.
     2.9 Confidential Information means (a) information of the Trust, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Trust, (ii) possesses an element of value to the Trust, (iii) is not generally known to the Trust’s competitors, and (iv) would damage the Trust if disclosed, and (b) information of any third party provided to the Trust which the Trust is obligated to treat as confidential. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Trust (iii) communication systems, audio systems, system designs and related documentation, (iv) advertising or marketing plans, (v) information regarding independent contractors, employees, clients and customers of the Trust, and (vi) information concerning the Trust’s financial structure and methods and procedures of operation. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.
     2.10 Effective Date means the “Effective Date” as set forth in Section 4 of this Plan.
     2.11 Eligible Recipient means a Trustee who is not an Employee.
     2.12 Employee means a common law employee of the Trust.
     2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.
     2.14 Exercise Price means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.
     2.15 Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):
     (a) If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the Global or Global Select Markets of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or
     (b) If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or
     (c) In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board; provided however, that in no event shall the Fair Market Value of a Share be less than the current offering price of the Trust’s equity securities pursuant to an effective registration statement filed by the Trust.
     2.16 Forfeiture Activities means, with respect to a Participant, any of the following:
     (a) Trade Secrets & Confidential Information. Such Participant (i) uses, discloses, or reverse engineers the Trade Secrets or the Confidential Information for any purpose other than the Trust’s Business, except as authorized in writing by the Trust; or (ii) after Participant’s cessation of services for the Trust, retains Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Participant’s possession or control, or destroys, deletes, or alters the Trade Secrets or Confidential Information without the Trust’s prior written consent. The Forfeiture Activities under this subsection (a) shall: (i) with regard to the Trade Secrets, remain in effect and be applicable as long as the information constitutes a Trade Secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect and be applicable during the Forfeiture Period.
     (b) Solicitation of Forfeiture Period Employees. During the Forfeiture Period of such Participant, the Participant, directly or indirectly, solicits, recruits or induces any Forfeiture Period Employee to (a) terminate his employment relationship with the Trust or (b) work for any other person or entity engaged in the Business; provided, however, this subsection (c) shall only apply if such Participant had Material Interaction with such Forfeiture Period Employee, or if such Participant, directly or indirectly, supervised such Forfeiture Period Employee.
United Development Funding IV 2008 Share Option Plan

     2.17 Forfeiture Period means, with respect to a Participant, the time period during which such Participant is employed with, or is performing services for, the Trust, and for a period of two (2) years thereafter.
     2.18 Forfeiture Period Employee means any Person who (a) is employed by the Trust at the time Participant ceases to perform services for the Trust, or (b) was employed by the Trust during the last year in which Participant performed services for the Trust (or during the period in which the Participant performed services for the Trust if the Participant performed services for the Trust for less than a year).
     2.19 Initial Public Offering means the closing of the Trust’s initial public offering of any class or series of the Trust’s equity securities pursuant to an effective registration statement filed by the Trust under the 1933 Act.
     2.20 Insider means an individual who is, on the relevant date, an officer, trustee or ten percent (10%) beneficial owner of any class of the Trust’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
     2.21 Material Interaction means, with respect to a Participant, any interaction between such Participant and a Forfeiture Period Employee which relates or related, directly or indirectly, to the performance of such Participant’s duties for the Trust.
     2.22 Option means an option granted under this Plan to purchase Shares that is not intended by the Trust to satisfy the requirements of Code §422.
     2.23 Outside Trustee means a Trustee who is not an Employee and who qualifies as a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time.
     2.24 Participant means an individual who receives an Option hereunder.
     2.25 Plan means the United Development Funding IV 2008 Share Option Plan for Independent Trustees, as may be amended from time to time.
     2.26 Share means a Common Share of beneficial interest of the Trust, as defined in the Articles.
     2.27 Shareholder means a holder of record of one or more Shares as maintained in the books and records of the Trust or its transfer agent, as defined in the Articles.
     2.28 Share Option Agreement means an agreement between the Trust and a Participant evidencing an award of an Option.
     2.29 Trade Secrets means information of the Trust, and their licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
     2.30 Trust means United Development Funding IV, a Maryland real estate investment trust, and any successor to such organization.
     2.31 Trustee means a member of the Board.
3 Shares Subject to Options
     3.1 Maximum Aggregate Shares Issuable Pursuant to Options. The total number of Shares that may be issued pursuant to Options under this Plan shall not exceed One Million (1,000,000), all as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Trust deems appropriate, from authorized but unissued Shares, from Shares which have been reacquired by the Trust, from Shares paid to the Trust pursuant to the exercise of Options issued under the Plan, or from Shares withheld by the Trust for payment of taxes.
     3.2 Determination of Maximum Aggregate Shares Issuable. Any Shares subject to an Option that remain un-issued after the cancellation, expiration, lapse or exchange of such Option thereafter shall again become available for use under this Plan. Only the net number of Shares that are issued pursuant to the
United Development Funding IV 2008 Share Option Plan

exercise of an Option shall be counted as issued in applying the provisions of Section 3.1 above in the case of an Option which is exercised through a “cashless” or “net share” exercise as described in Section 7.6.
4 Effective Date
     The Effective Date of this Plan shall be the date it is adopted by the Board, or such delayed effective date as the Board may specify, as noted in resolutions effectuating such adoption. This Plan shall be subject to the approval of the Shareholders of the Trust within twelve (12) months after the date on which this Plan is adopted by the Board, disregarding any contingencies or delayed effective date relative to such adoption. In the event that Shareholder approval of this Plan is not obtained, or in the event that this Plan is not subjected to the approval of the Shareholders, then any Options granted under this Plan shall nonetheless be deemed granted pursuant to the authority of the Board. Should this Plan be rejected by the Shareholders after being submitted to the Shareholders for their approval, the Plan shall immediately terminate at that time, and no further grants shall be made under this Plan thereafter.
5 Administration
     5.1 General Administration. This Plan shall be administered by the Board. The Board, acting in its complete and absolute discretion, shall exercise all such powers and take all such action as it deems necessary or desirable to carry out the purposes of this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Trust, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.
     5.2 Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Trust, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Options in a manner consistent with the Plan, to determine the terms and conditions of Options in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Options as allowed under the Plan and such Options. Further, the Board may make all other determinations that may be necessary or advisable for the administration of the Plan.
     5.3 Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) Trustee or to one or more other persons to whom the powers of the Board hereunder may be delegated in accordance with applicable law. The members of the Committee and any other persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee or other delegate (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee or other delegate shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee or other delegate where the Board has delegated its authority to the Committee or other delegate, and any action by the Committee or other delegate pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Trustees may grant Options that will be exempt from Section 16(b) of the Exchange Act.
     5.4 Decisions Binding. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Trust, its Shareholders, Trustees, Eligible Recipients, Participants, and their estates and beneficiaries.
     5.5 Indemnification for Decisions. No member of the Board or the Committee (or a sub-committee thereof) shall be liable in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Trust in such capacity, provided, that the Board has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Trust. Service on the Committee (or a sub-committee thereof) shall constitute service as a director of the Trust so that the members
United Development Funding IV 2008 Share Option Plan

of the Committee (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as Trustees of the Trust pursuant to its articles of incorporation, bylaws and applicable law. In addition, the members of the Board, Committee (or a sub-committee thereof) shall be indemnified by the Trust against the following losses or liabilities reasonably incurred in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Trust in such capacity, provided, that the Board has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust: (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Trust the opportunity, at its own expense, to handle and defend the same. The Trust shall not indemnify or hold harmless the member of the Board or the Committee (or a subcommittee thereof) if: (a) in the case of a director (other than an independent director of the Trust), the loss or liability was the result of negligence or misconduct by the director, or (b) in the case that the director is an independent director of the Trust, the loss or liability was the result of gross negligence or willful misconduct by the director. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Trust, and no portion may be recoverable from Stockholders.
6 Eligibility
     Eligible Recipients selected by the Board shall be eligible for the grant of Options under this Plan, but no Eligible Recipient shall have the right to be granted an Option under this Plan merely as a result of his or her status as an Eligible Recipient.
7 Terms of Options
     7.1 Grants of Options. The Board, in its complete and absolute discretion, shall grant Options under this Plan from time to time and shall have the right to grant new Options in exchange for outstanding Options, including, but not limited to, exchanges of Stock Options for the purpose of achieving a lower Exercise Price. Options shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Options, or to grant Options to all Eligible Recipients, or to grant all Options subject to the same terms and conditions. The number of Shares as to which an Option shall be granted shall be determined by the Board in its complete and absolute discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan. The date an Option is granted shall be the date on which the Board (1) has approved the terms and conditions of the Share Option Agreement, (2) has determined the recipient of the Option and the number of Shares covered by the Option, (3) has taken all such other action necessary to direct the grant of the Option, and (4) if applicable, any conditions imposed on such grant by the Board have been fulfilled.
     7.2 Necessity of Share Option Agreements. Each grant of an Option shall be evidenced by a Share Option Agreement that shall incorporate such terms and conditions as the Board, acting in its complete and absolute discretion, deems consistent with the terms of this Plan. The Board and/or the Trust shall have complete and absolute discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan.
     7.3 Determining Optionees. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Trust and its other officers, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Trust, and other factors deemed relevant by the Board, in its complete and absolute discretion, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options.
     7.4 Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Share Option Agreement. The Exercise Price of a Share shall be no less than (1) the minimum price required by applicable state law, or (2) the
United Development Funding IV 2008 Share Option Plan

minimum price required by the Trust’s governing instrument, or (3) $0.01, whichever price is greater. Any Option that is intended to avoid taxation under Code §409A as a “nonqualified deferred compensation plan” must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of a Share determined as of the date of such grant, consistent with Treas. Reg. §1.409A-1(b)(5)(iv), and any other applicable guidance or regulations issued by the Internal Revenue Service. Notwithstanding the foregoing, the Exercise Price of an Option granted in substitution of an existing option pursuant to Treas. Reg. §1.424-1(a) or Treas. Reg. §1.409A-1(b)(5)(v)(D) may be established under the requirements of those provisions without regard to the foregoing (see subsection 7.9 below).
     7.5 Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Share Option Agreement, but no Share Option Agreement shall:
     (a) make an Option exercisable before the date such Option is granted; or
     (b) make an Option exercisable after the earlier of:
     (1) the date such Option is exercised in full, or
     (2) the date that is the seventh (7th) anniversary of the date such Option is granted.
A Share Option Agreement may provide for the exercise of an Option after the Participant is no longer a Trustee of the Trust for any reason whatsoever, including death or disability. The Participant’s rights, if any, after service on the Board will be set forth in the applicable Share Option Agreement. The exercise period of an Option shall be tolled during any period that the Option cannot be exercised because such an exercise would violate an applicable Federal, state, local or foreign law, or would jeopardize the ability of the Trust to continue as a going concern; provided, however, the period during which the Option may otherwise be exercised shall be extended only thirty (30) days after the exercise of the Option first would no longer violate such applicable Federal, state, local or foreign laws or first would no longer jeopardize the ability of the Trust to continue as a going concern.
     7.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Trust, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Share Option Agreement provides otherwise, by delivery to the Trust of a number of Shares having an aggregate Fair Market Value equal to the amount to be tendered (including a “cashless” or “net share” exercise), or a combination thereof. In a “net share” exercise, the Trust will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price; provided, however, that the Trust shall accept a cash or other payment from the Optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued; and provided further, that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) Shares are used to pay the Exercise Price pursuant to the “net share” exercise, (B) Shares are delivered to the Optionee as a result of such exercise, and (C) Shares are withheld to satisfy tax withholding obligations. In addition, unless the Share Option Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Trust’s equity securities under Section 12 of the Exchange Act as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Share Option Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a Shareholder.
     7.7 Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Share Option Agreement; provided, however, that subsequent to the
United Development Funding IV 2008 Share Option Plan

grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Trust to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an Initial Public Offering of the Trust’s stock, rights of the Trust to re-purchase Shares acquired pursuant to the exercise of an Option, restrictions or limitations or other provisions that would be applied to Shareholders under any applicable agreement among the Shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. The Board shall also require, as a condition for the acquisition of any Shares by an Optionee pursuant to the exercise of an Option, that the Optionee execute an agreement by which the Optionee agrees to be bound by, and subject to, any agreement(s) among the Trust’s Shareholders then in effect.
     7.8 Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its complete and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Share Option Agreement, an Option may also be transferred by a Participant as a bona fide gift or through a domestic relations order to any “family member” (as that term is defined in 17 CFR §230.701(c)(3)) of the Participant, and in each case the transferee shall be subject to all provisions of the Plan, the Share Option Agreement and other agreements with the Participant in connection with the exercise of the Option. In the event of such a gift or transfer by domestic relations order, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its complete and absolute discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Share Option Agreement and other agreements with the Participant. Notwithstanding the foregoing, a Share Option Agreement may provide for more limited transferability than is described above.
     7.9 Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Treas. Reg. §1.409A-1(b)(5)(v)(D) is applicable, may provide for an exercise price computed in accordance with Treas. Reg. §1.409A-1(b)(5)(v)(D) and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.
     7.10 Potential Repricing of Stock Options. With respect to any one or more Options granted pursuant to, and under, this Plan, the Board may determine that the repricing of all or any portion of such existing outstanding Options is appropriate without the need for any additional approval of the Shareholders of the Trust. For this purpose, “repricing” of Options shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Option; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling of an existing Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Option, in exchange for another Option.
8 Securities Regulation
     Each Share Option Agreement may provide that, upon the receipt of Shares as a result of the exercise of an Option or otherwise, the Participant shall, if so requested by the Trust, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Trust, shall deliver to the Trust a written statement satisfactory to the Trust to that effect. Each Share Option Agreement may also provide that, if so requested by the Trust, the Participant shall make a written representation to the Trust that he
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or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Trust an opinion, in form and substance satisfactory to the Trust, of legal counsel acceptable to the Trust, that such registration is not required. Certificates representing the Shares transferred upon the exercise of an Option granted under this Plan may at the complete and absolute discretion of the Trust bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Trust, of legal counsel acceptable to the Trust, that such registration is not required.
     The Trust shall not be required to issue any Shares under any Option if the issuance of such shares would constitute a violation by the Participant, the Trust or any other person of any provisions of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. The Trust may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Trust shall not be obligated to take any affirmative action in order to cause the issuance of Shares pursuant hereto or pursuant to a grant of an Option to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that Shares may not be issued pursuant to an Option unless and until the Shares covered by such grant are registered or are exempt from registration, the issuance of Shares pursuant to such grant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
9 Life of Plan
     No Option shall be granted under this Plan on or after the earlier of:
     9.1 the tenth (10th) anniversary of the Effective Date of this Plan, or
     9.2 the date on which all of the Shares available for issuance under Section 3.1 of this Plan have (as a result of the exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan.
After such date, this Plan shall continue in effect with respect to any then-outstanding Options until all then-outstanding Options have been exercised in full or are no longer exercisable.
10 Adjustment
     Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3.1 of this Plan, the number and type of Shares subject to Options granted under this Plan, and the Exercise Price of any Options, may be adjusted by the Board in its complete and absolute discretion in an equitable manner to reflect any change in the capitalization of the Trust, including, but not limited to, such changes as stock dividends or stock splits; provided, however, that the Board shall be required to make such adjustments if such change in the capitalization of the Trust constitutes an “equity restructuring” as defined in FAS 123R. Furthermore, the Board shall have the right to, and may in its complete and absolute discretion, adjust (in a manner that satisfies the requirements of Treas. Reg. §1.409A-1(b)(5)(v)(D)) the number of Shares reserved under Section 3.1, and the number of Shares subject to Options granted under this Plan, and the Exercise Price of any Options in the event of any transaction described in Treas. Reg. §1.409A-1(b)(5)(v)(D) that provides for the substitution or assumption of such Options; provided, however, that the Board shall be required to make such adjustments if such transaction constitutes an “equity restructuring” as defined in FAS 123R. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.1.
11 Change of Control of Trust
     Except as otherwise provided in a Share Option Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options
United Development Funding IV 2008 Share Option Plan

granted under this Plan, with respect to any Option granted under this Plan that is not so assumed or substituted (a “Non-Assumed Option”), the Committee, in its complete and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the twenty-five (25) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):
     11.1 Accelerate the vesting and/or exercisability of any such Non-Assumed Option on or before a specified Action Effective Date; and/or
     11.2 Unilaterally cancel any such Non-Assumed Option which has not vested and/or which has not become exercisable as of a specified Action Effective Date; and/or
     11.3 Unilaterally cancel any such Non-Assumed Option as of a specified Action Effective Date in exchange for:
     (a) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or
     (b) cash or other property equal in value to the excess of the Fair Market Value of any Shares (or fractional Shares) that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or
     11.4 Unilaterally cancel any such Non-Assumed Option after a specified Action Effective Date after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested and/or exercisable (taking into account vesting and/or exercisability as of the date of the Change of Control) on or before such Action Effective Date, and (2) reasonable notice of such opportunity to exercise prior to such Action Effective Date; and/or
     11.5 Unilaterally require the exercise of, and unilaterally cause the exercise of, any such Non-Assumed Option by a “cashless” or “net share” exercise (as described in Section 7.6 hereof) as of a specified Action Effective Date; and/or
     11.6 Unilaterally cancel any such Non-Assumed Option as of a specified Action Effective Date and notify the holder of such Option of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of such Action Effective Date (taking into account vesting and/or exercisability) does not exceed the aggregate Exercise Price for such Shares.
With respect to Section 11.4 above, notwithstanding any provision of this Plan or any Share Option Agreement to the contrary, unless prohibited by the Sarbanes-Oxley Act of 2002, the Committee may, in its complete and absolute discretion, allow the holder of any such Non-Assumed Option to exercise such Non-Assumed Option under the provisions of Section 11.4 above with a promissory note which shall become due and payable as of, or shortly after, the date of the Change of Control on such terms and conditions as the Committee may determine, consistent with the requirements of Code §7872. However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Share Option Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.
12 Amendment or Termination
     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, Shareholder approval of an amendment to the Plan may be necessary in order for the Plan to comply with rules promulgated by an established stock exchange or a
United Development Funding IV 2008 Share Option Plan

national market system if the Trust is, or becomes, listed or traded on any such established stock exchange or national market system, and, in all cases, the Board shall determine whether approval by the Shareholders shall be requested and/or required in its complete and absolute discretion after due consideration of such matters. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time. The Trust shall have the right to modify, amend or cancel any Option after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Option recipient under the Option (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an Option shall not be deemed as a diminishment of rights or benefits of such Option), (b) the Participant consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Trust, (d) this Plan and/or the Share Option Agreement expressly provides for such modification, amendment or cancellation, or (e) the Trust would otherwise have the right to make such modification, amendment or cancellation by applicable law. (See also Section 4 for a special provision providing for automatic termination of this Plan in certain circumstances.)
13 Miscellaneous
     13.1 Shareholder Rights. No Participant shall have any rights as a Shareholder of the Trust as a result of the grant of an Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Shares subject to such Option to such Participant.
     13.2 No Guarantee of Continued Relationship. The grant of an Option to a Participant under this Plan shall not constitute a contract of employment or a contract to perform services and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Trust in addition to those rights, if any, expressly set forth in the Share Option Agreement that evidences his or her Option.
     13.3 Withholding. The Trust shall have the power and the right to deduct or withhold, or require a Participant to remit to the Trust as a condition precedent for the fulfillment of any Option, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to an Option. Whenever Shares are to be issued to a Participant upon exercise of an Option, the Trust shall have the right to require the Participant to remit to the Trust, as a condition of exercise of the Option, an amount in cash (or, unless the Share Option Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Trust withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Share Option Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of an Option. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by retention of Shares by the Trust unless the Trust retains only Shares with a Fair Market Value equal to or less than the minimum amount of taxes required to be withheld.
     13.4 Governing Law. The laws of the State of Maryland shall govern this Plan and any Share Option Agreement issued hereunder. If Maryland’s conflict of law rules would apply another state’s laws, the laws of the State of Maryland shall still govern.
United Development Funding IV 2008 Share Option Plan